Exhibit 4.3

SAUVEGARDER INVESTMENT MANAGEMENT, INC.

PIGGYBACK REGISTRATION RIGHTS AGREEMENT

This Piggyback Registration Rights Agreement (this “Agreement”) is made and entered into as of January _____, 2025, by and among Sauvegarder Investment Management, Inc., a Delaware corporation (“Company”) and the persons who have purchased Shares and have executed omnibus or counterpart signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1.1 below or in the Subscription Agreements (as defined below).

RECITALS

WHEREAS, the Company has offered and sold in compliance with Rule 506 of Regulation D promulgated under the Securities Act to accredited investors in a private placement offering (the “Offering”) shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to certain Subscription Agreements entered into by and between the Company and each of the Purchasers of the Shares set forth on the signature pages affixed thereto (the “Subscription Agreements”);

WHEREAS, the Company, Spectral IP, Inc. (“SIM IP”) and certain of the Company’s shareholders have entered into a purchase agreement dated November 4, 2024 (as may be amended, the “SIM IP Purchase Agreement”) pursuant to which, prior to the spinoff of SIM IP by Spectral AI, Inc. (the “Spinoff”), the equity holders of the Company will exchange their interests in the Company for shares of common stock, par value $0.001 per share, of SIM IP (the “Reorganization”);

WHEREAS, the Purchasers have agreed to exchange their interests in the Company received pursuant to this Agreement for equity in SIM IP, at a ratio of one share of common stock of SIM IP for one share of the Company’s common stock in connection with the Reorganization;

WHEREAS, following the Reorganization, Spectral AI will conduct a Spinoff whereby it will distribute the shares of SIM IP it holds to the shareholders of Spectral AI. The Spinoff will close simultaneously with an underwritten public offering of SIM IP (the “Public Offering”) pursuant to a registration statement on Form S-1 (the “IPO Registration Statement”);

WHEREAS, the IPO Registration Statement will contain two prospectuses, one for the Public Offering and the second is for the resale by certain selling stockholders set forth therein (the “Resale Registration Statement”); and WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Purchasers in the Offering who purchased the Shares;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. REGISTRATION RIGHTS.

1.1 Definitions. For purposes of Agreement:

“Holder” or “Holders” means any person or persons owning of record Registrable Securities.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (“Securities Act”), and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means: (a) the Shares or the shares of common stock of SIM IP issued in exchange for the Shares pursuant to the SIM IP Purchase Agreement and (b) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, any shares described in clause (a); provided, however, that Registrable Securities shall exclude: (x) Shares that have been disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder, (y) any Shares sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with Section 2.1 of this Agreement and (z) any Shares sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

“Registrable Securities Then Outstanding” means the number of shares of Common Stock which are Registrable Securities and are then issued and outstanding.

“SEC” means the United States Securities and Exchange Commission.

“Shares” means the Shares (as defined in the Subscription Agreements, including, for avoidance of doubt, the Purchased Shares and the Bonus Shares) and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

1.2 Resale Registration Statement. The Company shall include the Common Stock acquired in the Offering (the “Shares”) on the Resale Registration Statement filed in connection with the initial Public Offering; provided, however, that the Company’s obligations to include the Shares in the Resale Registration Statement are contingent upon Purchasers furnishing in writing to the Company such information regarding Purchaser, the securities of the Company held by Purchaser and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares by providing the Purchaser at least five (5) Business Days notice, and Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Resale Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Resale Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in the Resale Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the SEC that the Registration Statement has been declared effective by the SEC, within two (2) business days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. For the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Resale Registration Statement as a result of or in connection with Purchaser’s review of any disclosure in the Resale Registration Statement. In no event shall Purchaser be identified as a statutory underwriter in the Resale Registration Statement unless requested by the SEC; provided, that if the SEC requests that Purchaser be identified as a statutory underwriter in the Resale Registration Statement, Purchaser will have an opportunity to withdraw from the Resale Registration Statement. Purchaser shall not be entitled to use the Resale Registration Statement for an underwritten offering of Shares.

1.3 Piggyback Registrations.

(a) Piggyback Registrations.

(i) Following the closing of the initial Public Offering of the Company (or successor entity following the consummation of the Reorganization, Spinoff and Public Offering of SIM IP), the Company will notify (the “Piggyback Registration Notice”) all Holders of Registrable Securities in writing at least five (5) days prior to the anticipated filing date of any registration statement under the Securities Act registering for the sale of securities of the Company for its own account or the account of others (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating, respectively, to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with the Company’s stock option or other employee benefit plans). The Piggyback Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing which were not otherwise registered pursuant to Section 1.2 herein. The Company shall use best efforts to include in such registration statement (subject to such Holder’s Bonus Share Lock-Up Agreement) all of the Registrable Securities then held by such Holder for which the Company has received written requests for inclusion therein (the “Piggyback Registration Request”) within five (5) Business Days (or two (2) Business Days in the event of an underwritten offering) after sending the Piggyback Registration Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a piggyback registration by giving written notice to the Company of its request to withdraw; provided, that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the piggyback registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

(ii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.3(b) hereof.

(b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3, including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and up to $30,000 of reasonable fees and disbursements of one (1) counsel for the selling Holders (which counsel shall be selected by the holders of a majority of the Registrable Securities included in such Registration Statement) (the “Approved Holder Counsel Fees”) will be borne by the Company (collectively, the “Company Expenses”). Company Expenses shall not include any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder other than the Approved Holder Counsel Fees.

1.4 Obligations of the Company. Whenever required to affect the registration of any Registrable Securities under this Agreement, the Company will use best efforts to:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and use its commercially reasonable efforts to keep such registration statement effective for a period of eighteen (18) months after the initial effective date thereof, or for such shorter period ending on the date on which (i) there are no Registrable Securities Then Outstanding, or (ii) (a) the date on which all Registrable Securities held by such Holder may be sold or otherwise disposed of pursuant to Rule 144 under the Securities Act of 1993, as amended (or any successor provision), without restriction, including without limitation, volume limitations, manner-of-sale requirements, or current public information requirements; or (b) such time as all Registrable Securities have been sold pursuant to an effective registration statement or Rule 144;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(f) In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters or customary legal opinions, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

1.5 Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.3 hereof that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.

1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.3 hereof:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 1.6(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 1.6(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, the total amounts payable in indemnity by a Holder under this Subsection 1.6(b) in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability it may have to any indemnified party otherwise than under this Section 1.6.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (“Final Prospectus”), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party and (ii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact this Section 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 1.6 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.7  Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) To the extent it shall be required to do so under the Exchange Act, use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) As long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act and is required to do so under the Exchange Act).

1.8 Termination of the Company’s Obligations. The Company will have no obligations pursuant to Section 1.3 with respect to) any request or requests for registration made by any Holder on a date more than eighteen (18) months after the closing date of the first firmly underwritten public offering of Common Stock of the Company pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, on the terms and conditions approved by the Company’s board of directors.

2. ASSIGNMENT AND AMENDMENT.

2.1 Assignment.

(a) The rights and obligations of a Holder under this Agreement with respect to any Registrable Securities of a Holder shall be automatically assigned, and may only be assigned, by such Holder to any transferee or assignee of all or any portion of the Registrable Securities, if (i) such transfer or assignment (A) is not a sale or transfer pursuant to an effective registration statement under the Securities Act and (B) is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (iii) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned (a transferee or assignee meeting the foregoing conditions, a “Permitted Assignee”).

(b) The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities Then Outstanding (other than by merger or consolidation or to a corporation which acquires the Company including by way of acquiring all or substantially all of the Company’s assets, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation, which shall not require such consent).

2.2 Amendment of Rights. Subject to Section 2.3, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities Then Outstanding. Any amendment or waiver effected in accordance with this Section 2.2 will be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

3. GENERAL PROVISIONS.

3.1 Notices. Any notice, request or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given when personally delivered, deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, or sent by electronic-mail or facsimile when receipt is electronically confirmed (a) if to a Holder, at the address forth on Holder’s signature page of the Subscription Agreements or such more recent address of the holder provided to the Company in writing, and (ii) if to the Company, to the address set forth below:

Sauvegarder Investment Management, Inc.

78 SW 7th Street, Suite 500

Miami, FL 33130

Attention: General Counsel

3.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

3.3 Governing Law; Jurisdiction. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of New York, without regard to New York conflicts of law principles that would result in the application of the laws of any other jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York or the federal courts, in each case sitting in New York County, New York, and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

3.4 Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement, without the necessity of posting bond or other security. Each of the Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

3.5  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

3.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

3.7 Successors and Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement will inure to the benefit of, and will be binding upon, the successors and permitted assigns of the parties hereto.

3.8 Captions. The captions to sections and subsections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

3.9 Execution, Counterparts and Delivery. This Agreement may be executed in counterparts, and with respect to any Purchaser, by execution of an omnibus signature page to this Agreement and the applicable Subscription Agreement, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by the manual, facsimile or electronic signature of a party, and each party agrees that the electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures, to the extent and as provided for under applicable law. Executed counterparts of this Agreement may be delivered as originals or by facsimile transmission or e-mail transmission or through a web-based electronic signature platform (such as DocuSign or Adobe Acrobat Sign). For the purpose of this Section “electronic signature” shall mean data in electronic form which is attached to or logically associated with other data in electronic form and which is used by a signatory to sign and includes, without limitation, typing a name into a contract, inserting a signature (in the form of an image) into a contract or using a web-based electronic signature platform to generate an electronic representation of a handwritten signature or a digital signature using public key encryption technology.

3.10 Costs and Attorneys’ Fees. In the event any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party will recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

3.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.12 Bonus Share Lock-Up Agreements. Nothing in this Agreement shall be construed to in any way limit or derogate from the provisions of the Bonus Share Lock-Up Agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Piggyback Registration Rights Agreement as of the date and year first above written.

COMPANY

Sauvegarder Investment Management, Inc.

By:
	Name:	David Kutcher
	Title:	Chief Financial Officer

PURCHASERS

See Omnibus Signature Pages to Subscription Agreements

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